UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 15, 2016)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Throckmorton Street, Suite 1200, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

(817) 870-2601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Range Resources Corporation is filing this Amendment No. 1 to its Current Report on Form 8-K dated May 18, 2016 and filed with the SEC on May 19, 2016 (the “Original Form 8-K”), to correct a typographical error in the date cited in the first sentence of the first paragraph of the text beneath the heading “Voting and Support Agreement” in Item 1.01 of the Original Form 8-K, which is corrected by this filing to be “May 15, 2016”. This Form 8-K/A amends and restates in its entirety the first paragraph under the heading “Voting and Support Agreement” in Item 1.01 of the Original Form 8-K. No other changes are made to the Original Form 8-K by this Amendment No. 1. The amended first paragraph under the heading “Voting and Support Agreement” in Item 1.01 of the Original Form 8-K is included below:

Item 1.01	Entry into Material Definitive Agreement.

On May 15, 2016, MRD Holdco LLC (“Holdco”), Jay Graham, WHR Incentive LLC, a limited liability company beneficially owned by Jay Graham and Anthony Bahr (“WHR”), and Anthony Bahr (collectively, the “Key MRD Stockholders”) entered into a Voting and Support Agreement (the “Voting Agreement”) with Range with respect to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
Name:	David P. Poole
Title:	Senior Vice President—General Counsel and Corporate Secretary